Attachment to Form 4
                            Statement of Joint Filer

Name of Designation Filer:

      Austin W. Marxe

Issuer Name and Ticker on Trading Symbol:

      Artisoft, Inc. [ASFT]

Statement for Month/Day/Year:

      December 31, 2005

Name and Address of Joint Filer:

      David M. Greenhouse
      527 Madison Avenue, Suite 2600
      New York, New York 10022